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                                                           Exhibit 10.2.3

                               COMMERCIAL LEASE


  LEASE DATE:     May 26, 1994

  LANDLORD: Metropolitan Mortgage & Securities Company, Inc.

  ADDRESS OF LANDLORD:      929 W. Sprague Ave.
                            Spokane, WA 99204

  TENANT:   Itronix Corporation

  ADDRESS OF TENANT:    South 801 Stevens Street
                        P.O. Box 179
                        Spokane, WA 99210



  LEASE TERM: Five (5) years commencing on AUGUST 1, 1994, and ending on JULY 31, 1999. In the event this Lease commences on a date other than the first day of a calendar month, the term shall not include that month. Instead, the term of this Lease shall begin on the first day of the following month.

  OPTION TO RENEW:     Two (2) option periods of five (5) years each.

  RENT: Base Rent at $.68534 per square foot per month ($12,258). Additional Rent at $357.00 per month.


  TENANT'S PERCENTAGE SHARE OF OPERATING EXPENSES: This is a
  "Triple-Net Lease". Tenant shall pay directly, or through reimbursement to Landlord, the proportionate share of all expenses relating to the property, building and improvements of which the leased premise is a portion as provided under the Lease Agreement.



  The foregoing Basic Lease Information is hereby incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease information shall mean the respective information hereinabove set forth and shall be construed to incorporate all of the terms provided under the Particular Lease paragraph pertaining to such information. In the event of any conflict between any Basic Lease Information and the Lease, the Lease shall control.


  LANDLORD:                            TENANT:


  Metropolitan Mortgage &              Itronix Corporation
   Securities Company, Inc.

  By: /s/ Bruce J. Blohowiak           By: /s/ Lawrence L. Allman
     -----------------------              ------------------------------
  Its: Vice President                  Its: President & CEO
     -----------------------              ------------------------------

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                          CONDOMINIUM LEASE AGREEMENT


THIS LEASE is made as of this _____________ day of MAY, 1994 between METROPOLITAN MORTGAGE & SECURITIES COMPANY, INC. ("Landlord") and ITRONIX CORPORATION ("Tenant").

In consideration of the mutual benefits outlined below, Landlord leases to Tenant approximately seventeen thousand eight hundred eighty-six (17,886) square feet of those premises ("the Premises") outlined in red on Exhibit "A" (attached), and located within the building known as Madsen Court ("the Building"). The Building, together with the surrounding grounds ("Common Area") is situated on property ("the Property") commonly referred as Madsen Court and legally described below:


                 See legal description (Exhibit "B" attached).


SECTION 1.     TERM

        The term of this Lease is five (5) years from the date of commencement. Tenant shall have the option to extend (Renewal Option) the term of this Lease for an additional term (Extension Term) of five (5) years. Tenant may exercise two such Renewal Options, provided, the aggregate of the term of this Lease and all Extension Terms shall not exceed fifteen (15) years from the commencement of this Lease. Any Extension Term shall be subject to all other terms and conditions of this Lease.

        Tenant's Renewal Option is conditioned upon (1) Tenant being in possession of the Premises at the time any Renewal Option is exercised, (2) Tenant providing Landlord with written notice of intent to renew at least one hundred twenty (120) days prior to the expiration of the then current term, and
(3) Tenant's compliance of all terms and conditions contained in this Lease. Tenant shall not be able to exercise a renewal option while Tenant is in default of any term or condition contained in this Lease.


SECTION 2.      POSSESSION

        ACCEPTANCE.     Tenant shall accept the Premises upon notice from
Landlord, as provided under Section 7, that the Building and Common Areas are substantially complete and the work to be constructed or installed pursuant to the Blue Prints and Specifications (the Plan), attached as Exhibit "A", is substantially complete, subject only to those minor items on a mutually agreed punch list with a mutually agreed upon plan of implementation. Tenant's obligation to pay rent provided in this Agreement shall commence on the earlier to occur of:

        (i)   the date on which such work has been substantially completed, or

        (ii) the date on which Tenant takes possession of, or commences the operation of its business in any or all of the Premises.



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        Effective July 15, 1994, Tenant shall have the right to enter upon the
Premises for the purposes of installing furniture, workstations and associated peripherals prior to commencement of this Lease without being deemed in possession of the Premises, provided, Tenant improvements to the production facilities area are substantially complete, and Tenant does not impede or otherwise interfere with the activities of Landlord, Landlord's building contractor or its employees, agents or subagents; and further provided, that Tenant complies with all other terms and conditions of this Lease.

        EARLY POSSESSION. Should Landlord tender possession of the Premises to Tenant prior to the commencement of the term and Tenant chooses to accept such possession, Tenant's obligations under this Lease shall commence on the date Tenant accepts such possession.

        INTENDED USE. Upon occupancy of the Premises, Tenant shall be deemed to have accepted the Premises as suitable for Tenant's intended purpose and to have acknowledged that the Premises comply fully with Landlord's covenants and obligations contained in this Lease, subject to the above referenced punch list, and excluding latent defects that are structural in nature or other defects within the Premises that are reasonably discoverable within thirty (30) days after occupancy by Tenant. Landlord shall diligently proceed to remedy any such defects within a reasonable and mutually agreeable period of time after Landlord receives Tenant's written notice of such defects.

        FAILURE TO DELIVER POSSESSION. In the event Landlord fails to deliver possession of the Premises to Tenant within fifteen (15) days after the commencement of this Lease, this Lease shall be immediately canceled, upon written notice from Tenant, provided, Tenant did not cause Landlord's failure to deliver possession.

SECTION 3.      RENT

        BASE RENT. Tenant hereby promises and agrees to pay Landlord a Base Rent for the Premises at a rate of $.68534 per square foot per month ($12,258.00) during the term of this Lease. Base Rent shall be due and payable on or before the first day of each month this Lease remains in force. Base Rent for any fractional month at the beginning of the Lease shall be prorated.

        BASE RENT ADJUSTMENTS. Base Rent shall not be increased during the term of this Lease unless Landlord makes changes or modifications to the approved Plan pursuant to a written change order submitted to Landlord by Tenant. In the event Landlord makes such modifications or changes to the Plan, Base Rent shall be increased to cover Landlord's additional cost incurred as a result of Tenant's change order. Such additional costs shall be limited to Landlord's actual costs incurred as a result of such change or modification plus eight percent (8%) of such additional costs to cover Landlord's overhead and profit.

        In the event Tenant elects to exercise Tenant's Renewal Option, Base Rent for each Extension Term shall be increased to an amount that is mutually agreeable to both parties. Both parties agree to begin negotiating the Base Rent adjustment at least nine (9) months prior to the expiration of the Term. Any adjustment to Base Rent for the first Extension Term shall not exceed the


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percentage increase in the Consumer Price Index - Urban Consumer, All Items
(CPI) from March 1994 to March 1999.   Any adjustment to Base Rent for the
second Extension Term shall not exceed the percentage increase in CPI from March 1999 to March 2004.

        ADDITIONAL RENT. Tenant agrees to pay Landlord Additional Rent of $357.00 per month payable on the first day of each month this Lease is in force. Such Additional Rent represents special improvements of a compressor building and a loading dock installed by Landlord at Tenant's request. The cost of such special improvements to Landlord was Twenty-nine Thousand Four Hundred Sixty-nine Dollars ($29,469). Landlord agrees to amortize the cost of those special improvements over ten (10) years at an interest rate of eight percent (8%). All Additional Rent payments shall be applied against the special improvement costs consistent with the above stated terms. Any amount outstanding at the expiration of this Lease shall be immediately due and payable unless Tenant exercises its Renewal Option, in which case this provision shall stay in effect during the first Extension Term.


SECTION 4.    OPERATING AND CAN COSTS
        Tenant hereby promises and agrees to pay for all costs associated with the Premises (Operating Costs) and a proportionate share of all costs associated with the Building and Common Areas (CAM Costs) as provided herein.

        OPERATING COSTS. Operating costs are those costs incurred by Landlord as a direct result of Landlord's ownership of the Premises. Operating Costs shall include but not be limited to property taxes, special tax assessments, special assessments by appropriate governmental authorities and insurance. Operating costs shall not include any cost associated with replacement of major components of the heating, ventilation and air conditioning (HVAC) system or with any cost associated with repairs to plumbing within the Premises.

        CAM COSTS.   CAM Costs are those costs incurred by the Landlord for
maintenance and repairs to the Building and Common Areas. CAM Costs shall include but not be limited to those costs required to maintain and repair landscape areas, parking areas, driveways, sidewalks, stairs, elevators or elevation equipment, corridors, windows, electrical equipment located outside the Premises and fixtures outside the Premises. CAM Costs shall not include any cost associated with the replacement or structural modifications to the Building's plumbing, roof, foundation, external walls and internal weight-bearing walls.

        ALLOCATION OF CAM COSTS. Tenant's proportionate share of CAM Costs shall be computed on the basis of the ratio of the total number of net square feet included within the Premises and the total amount of net square feet included within the Building. For the purposes of this Lease, Tenant's "net" square footage calculation shall be based upon all square footage within the windows of the exterior walls of the Premises and the center of demising walls between Tenant and other tenants, including hallways, stairways and vertical penetrations, if any.




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        PAYMENT OF OPERATING COSTS AND CAM COSTS.  Tenant shall pay Landlord
$0.087 per square foot within the Premises per month to cover Operating Costs and CAM Costs anticipated to be incurred during each calendar year. Such payment shall be due and payable on or before the first day of each month this Lease remains in force. Tenant's monthly payment shall represent one-twelfth (1/12) of Tenant's estimated annual share of all Operating Costs and CAM Costs and Landlord shall use monies collected under this provision to pay for Tenant's share of all costs associated with the Premises and Tenant's proportionate share of all costs associated with the Building and Common Areas as provided above in this Section.

        Landlord shall provide Tenant with a written estimate of Operating Costs and Tenant's share of CAM Costs prior to commencement of this Lease and on an annual basis thereafter. Neither party makes any representations or warranties as to the accuracy of such estimate. In the event the Building is partially occupied during any calendar year, Landlord has the right to adjust or annualize Landlord's estimate of the operating Costs and CAM Costs to reflect a fully occupied Building, however, only Tenant's proportionate share
of such annualized costs shall be assessed to Tenant.   In the event the Lease
commencement or termination includes a partial calendar year, the Operating Costs and CAM Costs shall be computed as though a full calendar year is involved and prorated to reflect Tenant's partial year occupancy. Any adjustments made pursuant to this paragraph shall be calculated according to accepted standards of accounting for commercial building management.

        Should Operating Costs or Tenant's share of CAM Costs exceed in any calendar year the amount of Operating Costs and CAM costs advanced to Landlord by Tenant during such calendar year, Tenant agrees to pay Landlord, pursuant to this provision, Tenant's share of all un-reimbursed Operating Costs and CAM Costs within thirty (30) days after Landlord presents Tenant with an operating statement outlining such un-reimbursed costs, provided Tenant's payment of such un-reimbursed costs does not exceed seven percent (7%) of Landlord's estimated annual Operating Costs and CAM Costs. In the event Tenant's Operating Costs and CAM Costs advances to Landlord in any calendar year exceeds Tenant's share of Operating Costs and CAM Costs during such calendar year, Landlord shall return such excess within 30 days after providing Tenant with an operating statement outlining such costs.

        Landlord shall give Tenant a statement of the Operating costs and CAM Costs for each calendar year and shall use its best efforts to provide such statement within one hundred eighty (180) days after the close of each calendar year.

        Tenant, at Tenant's expense, shall have the right at all reasonable times to review Landlord's books and records relating to this Lease for any year or years in which Operating Costs and/or CAM Costs become due hereunder.

        PAYMENT ADJUSTMENT - OPERATING COSTS AND CAM COSTS. The monthly payment representing anticipated Operating Costs and CAM Costs shall be subject to adjustment in August of each year this Lease remains in effect. Such adjustments shall reflect any increase in Landlord's written estimate of Operating Costs and


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Tenant's share CAM Costs.  Any increase to Tenant's monthly payments for anticipated Operating Costs and CAM Costs shall be limited to seven percent (7%) per year, excluding increases due to Insurance, taxes and assessments from appropriate governmental authorities.


Section 5.      LATE CHARGES AND PAYMENTS

        LATE CHARGES. Should Tenant fail to make any payment according to the terms and conditions of this Lease, Landlord shall be entitled to assess Tenant a late charge equal to five percent (5%) of each late payment, provided, Landlord notifies Tenant in writing at least three (3) business days prior to assessing such late charge and Tenant fails to make such payment within that three (3) day period.

        PAYMENTS. Unless otherwise notif ied in writing, Tenant shall make all payments of Base Rent, Additional Rent, Operating Costs, CAM Costs, Late Charges and other charges assessed by Landlord to:

                Metropolitan Mortgage & Securities Company, Inc.
                929 W. Sprague Avenue
                Spokane, WA 99204


        APPLICATION OF PAYMENTS. Payments tendered by Tenant shall be applied as follows:

        First To reimburse Landlord for any expenses incurred as a result of Tenant's default; then

        Second     To cure any outstanding late charges; then

        Third To pay any past due amount of Base Rent, Additional Rent, Operating Costs and CAM Costs ; then

        Fourth To meet the Base Rent, Additional Rent, operating Costs and CAM Cost obligation for the current month.


SECTION 6.      USE
        Tenant shall occupy and use the Premises in a manner consistent with the recorded Declaration and Covenants, Conditions, Restrictions, and Reservations for Madsen Court Condominium (CC&Rs) and shall comply with all applicable laws, rules, ordinances, or regulations of any governmental body. Tenant further agrees to abide by all rules, regulations and by-laws of the Madsen Court Condominium Owners Association (Association) and all terms and conditions set forth in the recorded CC&RS. The CC&Rs are attached as Exhibit "C" and hereby incorporated as if fully set forth within this Lease.

                In connection with use of the Premises, Tenant shall not:

        (a) Commit nor permit the commission of any waste in, on or about the Premises, Building and Common Areas.



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        (b) Occupy or use, nor permit any portion to be occupied or used for any business or purpose which is unlawful in part or in whole or is deemed to be disreputable in any manner.

        (c) Engage in any activity which would make it impossible to insure the Premises against casualty or would increase the insurance rate for other tenants in the Building, unless Tenant pays the additional costs of such insurance.

        (d)   Engage in any activity that is extra hazardous.

        (e) Generate, handle, store or dispose of any hazardous material on or in the Premises, Building or Common Areas without Landlord's prior written consent, which shall not be unreasonably withheld. Landlord hereby approves Tenant's use of material listed on the attached exhibit "D" subject to Tenant acquiring approval from all necessary governmental authorities. In the event Landlord allows Tenant to generate, handle, store or dispose of any hazardous material on the Premises, Tenant agrees to abide by all federal, state and local laws and ordinances governing such hazardous material. As used herein, "hazardous material" means any hazardous, toxic or dangerous substance, waste or material, which is now or hereafter becomes designated as hazardous and/or regulated under any Federal, State or local statute, ordinance, rule, regulation or other law now or hereafter in effect pertaining to environmental protection, contamination or clean-up.

        Tenant agrees to hold harmless, indemnify and defend Landlord from and against any damage, loss, claim or liability resulting from any breach of these restrictions by Tenant, including any attorney's fees and costs incurred as a result of any such breach. This indemnity shall survive the termination of this Lease, whether by expiration of its term or otherwise.

        Landlord warrants that the CC&Rs and Association by-laws and rules allow for Tenant's current business activities. In the event the Association changes its by-laws and/or rules, or Landlord causes the CC&Rs to be amended, and such changes or amendments substantially restrict or limit Tenant's current use of the Premises, Tenant may cancel this Lease upon ninety (90) days written notice to Landlord. Tenant's notice must include with specific particularity the Associations changes and the impact such changes have on Tenant.


SECTION 7. LANDLORDIS REPRESENTATION IS WARRANTIES AND OBLIGATIONS
        PROPERTY. Landlord represents and warrants that to the best of Landlord's knowledge, the Property is in compliance with all applicable laws, ordinances, orders, rules, covenants, and regulations (state, federal, municipal, and other agencies or bodies having jurisdiction thereof) promulgated by any government authority or other party including but not limited to those pertaining to the environment and that no litigation, investigation or proceeding by or before any governmental authority or private party is pending or known to be threatened against Landlord or the Property including but not limited to the presence or release of hazardous substances on the Property (collectively referred to as Claims) . Landlord further warrants and represents that to the best of Landlord's knowledge there is not now nor has there ever been


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in, on or at the Property any (i) generation, treatment, recycling, storage or disposal of any hazardous waste as that term is defined under 40 CFR part 261 or any state equivalent; (ii) any underground storage tanks or surface impoundments; (iii) any asbestos or asbestos containing material; (iv) any polychlorinated biphenyls (PCB) used in hydraulic oils, electric transformers or other equipment; or (v) a release or threatened release of hazardous materials. Landlord agrees to hold harmless, indemnify and defend Tenant from and against any damage, loss, claim or liability arising from any Claim, including attorney's fees and costs incurred as a result of such Claim. This indemnity shall survive the termination of this Lease, whether by expiration or otherwise.

        The parties agree to provide each other with written notice: (i) upon obtaining knowledge of any potential or known release of hazardous materials in, on or from the Premises; or (ii) upon receipt of any notice of any such potential or known release from any governmental authority.

        Upon Tenant's discovery of Landlord's breach of any above referenced representation or warranty, Tenant shall have the right to terminate this Lease or require Landlord to remedy the condition giving rise to such breach to Tenant's reasonable satisfaction.

   PREMISES. Landlord agrees to make the improvements contained in the Plan. Such improvements have been reviewed and approved by Tenant and shall be completed in accordance with the Plan and in an expeditious and diligent manner, subject to events and delays due to causes beyond Landlord's reasonable control. Landlord shall secure all required permits and hire a Washington state registered contractor to complete all improvements contained in the Plan. Landlord shall notify Tenant in writing at twenty (20) days prior to substantial completion Tenant improvements to the Premises.

        Landlord shall furnish, through the Association, the Common Areas and Building with those services customarily provided in comparable buildings including but not limited to landscape areas, parking areas, driveways, sidewalks, stairs, elevators or elevation equipment, corridors, windows, electrical equipment and fixtures outside of the Premises.

        Landlord shall, at Landlord's expense, make repairs to Premises HVAC and plumbing and the Building's plumbing, roof, foundation, exterior walls and interior weight-bearing walls.

   BUILDING AND COMMON AREA. Maintenance and repairs of the Building and Common Areas shall be the sole responsibility of the Association, subject to Landlord's remedies contained in the CC&Rs and the Association By-laws. Any costs assessed to Landlord as a result of the Association maintaining and/or repairing the Building and Common Areas shall be collected from Tenant through the CAM Costs provision contained in Section 4 except as expressly provided in this section.

        Maintenance of the Building and Common Areas shall be in accordance with the recorded Declaration and Covenants, Conditions, Restrictions, and Reservations for Madsen Court Condominiums and shall include but not limited to landscape areas, parking areas, driveways, sidewalks, stairs, elevators or elevation equipment, corridors, windows, plumbing to the Premises, fixtures outside the Premises, electrical equipment, and the Building's roof, foundation and external walls.

            Landlord agrees to pay the cost of repairing damage to the Premises, Building and Common Areas if such damage is caused by Landlord or Landlord's agents, employees or invitees.

            Landlord warrants that Tenant shall have one (1) parking stall allocated, but not assigned, for every three hundred sixty-five square feet of the Premises, fraction allocation of parking spaces excluded, with a minimum of fifty-two parking spaces. Such allocation of parking spaces represents the ratio of Tenants net square footage within the Premises to the total square footage within the Building, as calculated in Section 4. Recognizing Tenant's desire to obtain fifty-five (55) parking spaces, Landlord will make its best effort to acquire an additional three (3) parking spaces for Tenant. However, Landlord cannot guaranty acquisition of those parking spaces.


SECTION 8. TENANTIS OBLIGATIONS

        APPROVAL OF BLUE PRINTS AND SPECIFICATIONS. Tenant agrees to approve the attached Plan by signing and dating such Plan contemporaneously with signing and dating this Lease.

        NO WASTE. Tenant shall take good care of the Premises and keep it free from waste and nuisance of any kind. Tenant shall maintain the Premises in a clean and healthful condition, and shall comply with all laws, ordinances, orders, rules and regulations (state, federal, municipal, or an other agency or bodies having any jurisdiction thereof, including the Madsen Court Condominium owners Association) with reference to use, condition, or occupancy of the Premises.

        MAINTENANCE AND REPAIR. Tenant shall maintain the Premises, except the HVAC and plumbing, in good condition and in a manner satisfactory to Landlord, ordinary wear and tear excepted. Tenant shall repair, at Tenant's expense, all equipment, fixtures, plate glass and improvements. Tenant agrees to pay the cost of repairing any damage to the Premises, Building and Common Areas if such damage is caused by Tenant, Tenant's agents, employees or invitees.

        ALTERATIONS. Alterations are prohibited. Tenant shall not make any improvements or alterations to the Premises without first obtaining Landlord's written consent, which such consent shall not be unreasonably withheld. Landlord shall own all such improvements and/or alterations unless Landlord's written consent to such improvements and/or alterations specifically provides otherwise. Reconfiguration of Tenant's workstations and production facilities shall not be considered alterations unless such reconfiguration includes moving permanent wall or fixtures.

        UTILITIES. Tenant shall make all applications and connections for necessary services on the Premises in Tenant's name only, and Tenant shall be solely liable for all utility charges as they become due, including but not limited to charges for sewer, water, gas, electricity, and telephone services.

        RETURN OF THE PREMISES. Upon expiration or termination of this Lease, Tenant shall deliver all keys and surrender the Premises to in good condition, excluding ordinary wear and tear, and broom clean to Landlord.

        RESTORATION. Prior to surrendering the Premises to Landlord, Tenant shall restore the Premises to its original condition, including any improvements contained in the Plan and/or alterations owned by Landlord, excluding ordinary wear and tear. All furniture, moveable trade fixtures installed by Tenant and authorized improvements owned by Tenant may be removed by Tenant at the termination of this Lease if Tenant so elects, and shall be removed if Landlord so elects. All such removals and restoration by Tenant shall be accomplished in a good workmanlike manner and shall not damage the primary structure or structural qualities of the Building.

        LEASE GUARANTOR. Tenant shall provide Landlord with all documents Landlord deems necessary to ensure Tenant's lease guarantor (Guarantor) can perform according to the terms and conditions contained in this Lease and the Guaranty of Lease (attached).


SECTION 9. ASSIGNMENT AND SUBLETTING
           Tenant shall not assign this Lease, nor sub-let the Premises or any part thereof without the prior written consent of Landlord, which such consent shall not be unreasonably withheld.

           Landlord shall have the right to transfer and assign, in whole or in part, any of Landlord's rights under this Lease, and in the Premises and Building referred to herein. To the extent that such assignee assumes Landlord's obligations hereunder, Landlord shall by virtue of such assignment be released from all obligations contained in this Lease.

           If Tenant and/or Guarantor is a corporation, any dissolution or reorganization of Tenant or Guarantor, or the sale or other transfer of ownership of any stock, if ownership of such stock represents a new controlling interest in Tenant or Guarantor, shall be deemed an assignment. If Tenant and/or Guarantor is a partnership, the withdrawal or change, voluntary, involuntary or by operation at law, of partners owning thirty percent (30%) or more of the partnership, or the dissolution of the partnership shall be deemed an assignment.

           In the event that Landlord agrees to an assignment of this Lease or to a sublease, Tenant agrees to pay to Landlord or Landlord's agent a fee of two and one half percent (2 1/2%) of the aggregate rental of such sublease or assignment, but not less than $500.00, to reimburse Landlord for Landlord's costs of processing such assignment or sublease. Transfer of this Lease to Tenant's parent corporation or any affiliate corporation shall not be subject to this fee.

SECTION 10.  RECEIPTS FROM ASSIGNEE OR SUBTENANT
        Landlord's receipt of rent from any assignee, subtenant or occupant of the Premises shall not be deemed a waiver of the non-assignment provision contained in the ASSIGNMENT and SUBLETTING Section of this Lease, or an
acceptance of the assignee, subtenant or occupant as tenant.   Tenant shall be
bound by all terms and conditions of this Lease unless such terms and conditions are waived in writing by Landlord.


SECTION 11.  LIABILITY
        Except for the willful acts or negligence or omissions of Tenant, Landlord shall indemnify and hold Tenant harmless for any loss, liability, costs, and expenses, including attorney's fees, arising out of injury or damage on or about the Premises, Building or Common Areas caused by the willful acts or negligence or omissions of Landlord, its employees, invitees or by any other person entering upon the Premises, Building and Common Areas under the express or implied invitation of Landlord or arising out of Landlord's activities.

        Except for the willful acts or negligence or omissions of Landlord, Tenant shall indemnify and hold Landlord harmless from any loss, liability, costs and expenses, including attorney's fees and costs, arising out of personal injury or damage on or about the Premises, Building and Common Areas caused by the willful acts or negligence or omissions by Tenant, Tenant's employees, subtenants, invitees or by any other person entering the Premises, Building or Common Areas under express or implied invitation of Tenant, or arising out of Tenant's use of the Premises, Building or Common Areas.

        Neither party shall be liable or responsible for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, riot, injunction, strike, insurrection, war, court order, requisition or order of any governmental body or authority, or any other matter beyond a party's reasonable control.

        Tenant agrees, at Tenant's own expense, to purchase and keep in force during the term of this Lease a policy or policies for workmen's compensation and comprehensive liability insurance, including personal injury and property damage, in the following amounts:

          Insurance Coverage                  Minimum Limits
          ------------------                  --------------
          Workers Compensation                Statutory

          Comprehensive General Liability
          Bodily Injury                       $1,000,000 per occurrence
                                              $2,000,000 aggregate

          Property Damage                     $5,000,000 per occurrence
                                              $5,000,000 aggregate

        Landlord reserves the right to adjust the insurance coverage requirements should Landlord deem necessary, based on periodic insurance reviews with respect to injury or damage to persons or property.

        Tenant's insurance policies shall: (a) name Landlord and the Association as an additional insured and insure Landlord's and the Association's contingent liability under this Lease; (b) be issued by an insurance company which is acceptable to Landlord and licensed to do business in the State of Washington; and (c) provide that such insurance shall not be canceled unless Landlord and the Association receive written notice at least thirty (30) days prior to such cancellation. Certificates of Insurance for such policy or policies shall be delivered to Landlord upon commencement of the term of this Lease and upon each renewal of such insurance coverage.

        Landlord agrees to carry, through the Association, comprehensive general liability in the same amounts outlined above. The Association's insurance policies shall: (a) name Landlord and the Tenant as an additional insured and insure Landlord's and Tenant's contingent liability under this Lease; (b) be issued by an insurance company which is acceptable to Landlord and licensed to do business in the State of Washington; and (c) provide that such insurance shall not be canceled unless Landlord and Tenant receive written
notice at least thirty (30) days prior to such cancellation.   Certificates of
Insurance for such policy or policies shall be delivered to Landlord and Tenant upon commencement of the term of this Lease and upon each renewal of such insurance coverage.


SECTION 12.  WAIVER OF SUBROGATION
        Landlord and Tenant hereby waive any right that each may have against the other arising from any loss or damage that is covered by insurance policies. Provided, however, that each party shall first have their respective insurance companies waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be.


SECTION 13.  RULES AND REGULATIONS
        The parties and their agents, employees, and invitees shall comply
fully with all requirements of the Rules of the Building (attached).   Tenant
shall be responsible its employees, servants, agents, visitors and invitees compliance with such rules.


Section 14.  LANDLORD ENTRANCE
        Landlord, its officers, agent, and representatives, shall have the right to enter into and upon any and all parts of the Premises at all reasonable hours to and in a reasonable manner; (a) inspect the Premises and insure Tenant is in compliance with all terms and conditions of this Lease, (b) make repairs as Landlord may deem necessary, or (c) show the demised Premises to prospective tenants, purchasers or lenders. Except in the case of emergency, Landlord shall provide Tenant written notification at least seventy-two hours prior to Landlord's entrance. Tenant shall not be entitled to any rent abatement or reduction as a result of Landlord exercising any provision of this Section.

SECTION 15.  CONDUCT OF BUSINESS
        Tenant shall conduct its business, and control its agents, employees and invitees in such a manner as not to create any nuisance, or interfere with, annoy or disturb other tenants or Landlord in the management of the Building.


SECTION 16.  CONDEENATION
        If the Premises shall be taken or condemned in whole or in part for public purpose, then the term of this Lease shall, at the option of Landlord, cease and terminate. Tenant shall have no claim against Landlord for such taking or condemnation nor for any part of any sum paid to Landlord by virtue of such proceedings, unless a portion of such sum is attributable to the value of the unexpired term of this Lease. In the event Landlord is compensated for the value of the unexpired term of this Lease, Tenant shall have a claim for a reasonable portion of the amount attributable to the unexpired portion of this Lease.


SECTION 17.  FIRE AND OTHER CASUALTY
        In the event the Premises is totally destroyed by fire, tornado, or other casualty, Landlord may, at Landlord's option, terminate this Lease. Rent after such termination shall be abated during the unexpired portion of this Lease, effective as of the date of such damage. In the event the Premises is partially damaged by fire, tornado, or other casualty, or if the damage is more serious but Landlord does not elect to terminate this Lease, then within thirty
(30) days after such damage, Landlord shall provide Tenant with notice of intent to rebuild or repair. All repairs and/or rebuilding activities must be substantially complete within 180 days after Landlord's notice of intent to rebuild or repair. For the purposes of this Section: "total damage" shall mean the cost to repair the Premises will be fifty percent (50%) or more than the then current replacement cost of the Premises ; "partial damage" shall mean the cost to repair the damage to the Premises is less than fifty percent (50%) of the then replacement cost of the Premises and such repairs can be reasonably completed within 180 days after the date of damage; and "replacement cost" shall mean the amount of money necessary to repair or rebuild the Premises to the condition that existed immediately prior to the damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, and other improvements within the Premises that may have been placed by Tenant or Tenant's assigns.

        In the event Landlord decides to rebuild or repair the damage, Landlord shall proceed with reasonable diligence to restore the Premises to substantially the same condition that existed immediately prior to the damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, and other improvements within the Premises that may have been placed by Tenant or Tenant's assigns.

        Landlord shall allow Tenant a fair diminution of rent during the time the demised Premises are unfit for occupancy. In the event that any mortgagee under a deed of trust, security agreement or mortgage on the Building should require that the insurance proceeds be used to retire the mortgage debt, Landlord shall have no obligation to rebuild and this Lease shall terminate upon notice
to Tenant.   Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or to the demised Premises shall be for the sole benefit of the party carrying such insurance and under that party's sole control.


SECTION 18.  HOLDING OVER
        If Tenant does not vacate the Premises at the time required, Tenant shall be deemed to be holding over. In the event of Tenant's holding over, Landlord shall have the option to treat Tenant as a month-to-manth tenant, subject to all provisions of this Lease except the provisions for Term and Base Rent. Base Rent during any hold over period shall be equal to one hundred fifty percent (150%) of the Base Rent paid by Tenant prior to holding over.

        Tenant's failure to remove Tenant's fixtures, furniture, furnishings, equipment, or trade fixtures shall constitute a failure to vacate and Landlord may invoke the provisions of this Section.

        Holding over by Tenant or its assigns without the prior written approval from Landlord shall be deemed to be unlawful detainer.


SECTION 19.  TAXES
        Tenant shall pay as due all taxes on its personal property located on the Premises. Landlord shall pay as due all general real property taxes and special assessments levied against the Premises from monies collected pursuant to Section 4.

        In the event The Premises is subject to a special assessment for a public improvement, Tenant shall be responsible for paying such assessment as provided above. Should Landlord cause the special assessment to be paid in installments, such installments shall be treated as a general real property tax to Tenant.

        In the event Landlord is taxed, or Landlord's property is assessed taxes for which Tenant is liable, Landlord may elect to pay those taxes and seek reimbursement from Tenant. Tenant shall reimburse Landlord for all such taxes within thirty (30) days after Landlord pays such taxes.


SECTION 20.  EVENTS OF DEFAULT
        The following shall be deemed to be events of default by Tenant under this Lease:

    (a) Tenant fails to pay any installment of rent on or by the first day of any month and such failure continues for three (3) business days after Tenant receives written notice from Landlord that payment is due.

    (b) Tenant fails to comply with any term, provision or covenant of this Lease, other than payment of rent, and shall not cure such failure within ten
(10) days after receipt of written
notice to Tenant or within such reasonable period after such notice as may be required to effect compliance so long as Tenant initiates compliance within such ten (10) day period.

        (c) Tenant makes an assignment for the benefit of creditors.

        (d) Tenant or Guarantor, files a petition under any section of the United States Bankruptcy Code as amended, or any successor legislation or similar statute of the United States or any State thereof; or, Tenant or Guarantor is adjudged bankrupt or insolvent in proceedings filed against Tenant or Guarantor and such adjudication will not be vacated, set aside or stayed within the time permitted by law.

        (e) A receiver or Trustee is appointed for all or substantially all of the assets of Tenant or Guarantor and such receivership may not be terminated or stayed within the time permitted by law.

        (f) Tenant, by reason of Tenant's acts, causes any increase in the rate of insurance on the Premises, its contents, or the rate of insurance to other tenants in the Building and Tenant does not pay for such increases.

        (g) Tenant violates any use restriction contained in Section 6 of this Lease.

        Landlord shall be deemed to be in default under this Lease if Landlord should fail to comply with any term, provision, or covenant of this Lease, and does not cure such failure within ten (10) days after receipt of written notice from Tenant to Landlord or within such reasonable period after such notice as may be required to effect compliance so long as Landlord initiates compliance within such ten (10) day period. In the event Landlord does not initiate compliance within such ten (10) day period, Tenant may at its option do whatever Landlord is obligated to do under the terms of this Lease but has failed to do in a timely fashion and Landlord agrees to reimburse Tenant for any expenses which Tenant may incur as a result of effecting compliance of Landlord's obligations under this Lease. Landlord shall reimburse Tenant for any such expenses within thirty (30) days after receipt of written notice requesting such reimbursement.


SECTION 21.   REMEDIES
        Upon the occurrence of any event of default, Landlord shall have the option to pursue any one or more of the following remedies:

    (a) Require Tenant to deposit with Landlord an amount sufficient to cover Tenant's delinquent payments.

    (b) Terminate this Lease by written notice to the Tenant, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises, Landlord may, without prejudice to any other remedy which Landlord may have for possession or arrearage in rent, enter upon and take possession of the Premises and expel or remove Tenant or Tenant's property and any other person who may be occupying the Premises or any part thereof, by force if necessary, without being liable for prosecution or for any claim of damages.
              Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination.

        (c) Enter upon and take possession of the Premises, relet the Premises and receive the rent therefrom without liability to Tenant for any amounts received in excess of the rent
              called for under this Lease.     Tenant agrees to pay
              Landlord on demand any costs of reletting as well as any deficiency that may arise by reason of such reletting during the remaining term of this Lease.

        (d) Enter upon the Premises, by force if necessary, without being liable for any claim for damages, and do whatever Tenant is obligated to do under the terms of this Lease-but has failed to do in a timely fashion. Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur as a result of effecting compliance of
              Tenant's obligations under this Lease.    Tenant further
              agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action.

        (e) Recover all unpaid Base Rent, Additional Rent and other charges arising during the remaining term of this Lease, in addition to any costs and commissions incurred in reletting and any losses or damages arising from Tenant's default, including reasonable attorney's fees and court costs. All such unpaid amounts shall accrue interest at the annual rate of twelve percent (12%) (compounded monthly) from date due or date incurred, until paid.

              Landlord's pursuit of any of the foregoing remedies shall not preclude Landlord from pursuing any other remedies provided herein or any other remedies provided by law. Landlord's pursuit of any remedy provided herein shall not constitute a forfeiture or waiver of any rent due to Landlord under the term of this Lease or of any damages due to Landlord as a result of Tenant violating any of the terms and conditions of this Lease.

              Landlord's acceptance of rent following any event of default shall not be construed as Landlord's waiver of such default. No waiver by Landlord of any violation or breach of any of the terms and conditions of this lease shall be deemed or construed to constitute a waiver of any other violation or breach of the terms and conditions of this lease. Landlord's forbearance to enforce one or more of the default remedies shall not be deemed or construed to constitute a waiver or such default or of any future default.


SECTION 22.  SURRENDER OF PREMISES
              No action or representation by Landlord or Landlord's agents during the term of this lease shall be deemed an acceptance of Tenant's surrender of the Premises unless Tenant receives prior written approval of such surrender from Landlord.

SECTION 23.  ATTORNEY'S FEES
        In the event a law suit or action is instituted in connection with any controversy arising out of this Lease, the prevailing party shall be entitled to recover all costs and attorney's fees incurred as a result of such lawsuit or action.


SECTION 24.  CORPORATE AUTHORITY
        If Tenant and/or Guarantor sign as a corporation, each of the persons executing this Lease on behalf of Tenant and/or Guarantor does hereby covenant and warrant that Tenant and/or Guarantor are duly authorized and existing corporations, that Tenant is qualified to do business in the State of Washington, that each corporation has full right and authority to enter into this Lease, and that each of the persons signing on behalf of the corporations are authorized to do so. Upon Landlord's request, Tenant and Guarantor shall provide Landlord with evidence confirming the foregoing covenants and warranties in a form satisfactory to Landlord.


SECTION 25.  CERTAIN RIGHTS RESERVED BY LANDLORD
        Landlord shall have the following rights, exercisable upon written notice to Tenant:

   (a) To decorate and make repairs, alterations, additions, changes or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Premises (subject to the provisions of Section 14 - Landlord's Entrance) and, during the continuance of any such work, to temporarily close doors, entryways, public spaces and corridors in the Building, to interrupt or temporarily suspend Building services and facilities and to change the arrangement and location of entrances or passageways, doors and doorways, stairs, corridors, elevators, toilets, or other public parts of the Building, all without abatement of rent or affecting any of Tenant's obligations hereunder, so long as the Premises are reasonably accessible.

   (b) To have and retain a paramount title to the Premises free and clear of any act of Tenant purporting to burden or encumber them.

   (c) To change the name by which the Building is designated subject to Tenant's prior written approval, which shall not be unreasonably withheld.

   (d) To grant to anyone the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted herein.

   (e) To take all such reasonable measures as Landlord may deem advisable for the security of the Building and its occupants, including without limitation, the search of all persons entering or leaving the Building, the evacuation of the Building for cause, suspected cause or for drill purposes, the temporary denial of access to the Building, and the closing of the Building after normal business hours and on Saturdays, Sundays and holidays, subject, however, to Tenant's right to admittance when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time which may include by way of example but not of limitation, that persons entering or leaving the Building, whether or not during normal business hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Building.

        In the event Landlord exercises any right contained in this Section, such action shall not constitute an eviction, constructive or actual, or disturbance of Tenant's use or possession and shall not give rise to any claim for set off or abatement of rent.


SECTION 26.  NOTICES
        Unless otherwise notified in writing, all notices or demands required or permitted to be given pursuant to this Lease shall be deemed to have been given or served only if they are made in writing and personally delivered or sent certified or registered mail, postage prepaid, and addressed as follows:

TENANT:                             LANDLORD:

Lawrence L. Allman                  Gregory A. Weed
President                           929 W. Sprague Ave.
S. 801 Stevens Street               Spokane, WA 99223
Spokane, WA 99204
                                     and

Carol Haugen                        Bruce J. Blohowiak
Legal Department                    929 W. Sprague Ave.
S. 801 Stevens Street               Spokane, WA 99223
Spokane, WA 99204


SECTION 27.  FORCE MAJEURE
        Each party shall not be liable nor responsible for any default under the terms and conditions of this Lease that are caused by any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the reasonable control of the non-performing party.


SECTION 28.  ESTOPPEL CERTIFICATE
        Within ten (10) days following any written request from Landlord, Tenant shall execute and deliver to Landlord a certificate indicating that the Lease is in full force and effect and that the Landlord is not in default of any terms and conditions of the Lease, or alternatively, specifying the nature of any claimed default, and the dates through which Base Rent, Additional Rent and other charges have been paid.


SECTION 29.   SEVERABILITY
        The terms and conditions of this Lease shall be deemed severable and the invalidity or unenforceability of any such term or condition shall not affect the validity and enforceability of all other terms and conditions. In the event any term or condition of this Lease is unenforceable, for any reason, that term or condition shall be appropriately limited and given effect to the extent it may be enforceable.


SECTION 30.  AMENDMENTS; BINDING EFFECT
        This Lease may not be altered, changed, or amended, except by instrument in writing signed by both parties hereto. The terms, provisions, covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise expressly provided herein.


SECTION 31.  GENDER
        Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.


SECTION 32.  CAPTIONS
        The captions contained in this Lease are for convenience of reference only, and in no way limit or enlarge the terms and conditions of this Lease.


SECTION 33.    ADDITIONAL PROVISIONS.
        DRAFTING. This Lease shall be interpreted as if Landlord and Tenant each drafted this document.

        JURISDICTION AND VENUE. This Lease shall be governed by the laws of the State of Washington and any law suit arising out of Lease shall be filed in Spokane County, Washington

        QUIET ENJOYMENT.   So long as Tenant pays its rent and any other money
due under this Lease and observes and performs the terms, covenants, and conditions under this Lease, Tenant will peacefully, quietly occupy, and enjoy the full possession of the Premises without molestation of hinderance.

        TENANT ENDORSEMENT. Landlord shall not use Tenant's name or identify for promotional or other reasons without Tenant's prior written approval.


WITNESS, the signature of the parties hereto in multiple copies, this the 26th day of May, 1994

LANDLORD:                            TENANT:

Metropolitan Mortgage &               Itronix Corporation
 Securities Company

By: /s/ Bruce J. Blohowiak            By: /s/ Lawrence L. Allman
   --------------------------            -------------------------------
Its: Vice President                   Its: President & CEO
   --------------------------            -------------------------------